SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 22, 2004

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370
(Address of principal executive offices)                       (ZIP Code)

Registrant's telephone number, including area code (360) 697-6626

NOT APPLICABLE
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 22, 2004 the registrant provided the attached presentation to certain parties interested in Pope Resources units. A copy of that presentation is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Presentation dated June 2004

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: June 22, 2004	POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

BY:   /s/ Thomas M. Ringo
        —————————————————
Thomas M. Ringo
Vice President and Chief Financial Officer, Pope
   Resources, A Delaware Limited Partnership, and
Pope MGP, Inc., General Partner

Exhibit 99.1 Presentation dated June 2004